UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2018

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
2nd Floor
New York, NY	10171
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

4.02        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 4, 2018, the Board of Directors (the “Board”) and the Audit Committee of Gener8 Maritime, Inc. (the “Company”) concluded that the Company’s financial statements for the fiscal year ended December 31, 2017 (the “Non-Reliance Period”) should be restated and should no longer be relied upon because of certain errors contained in such financial statements.

The Company is required to comply with various collateral maintenance and financial covenants, including covenants with respect to its maximum leverage ratio, minimum cash balance and an interest expense coverage ratio.  While the Company was in compliance with all such covenants that were in effect as of December 31, 2017, due to the weaker tanker industry, low charter rates, and higher interest costs, management determined it was virtually certain as of the date the 2017 financial statements were available for issuance that the Company would not be in compliance with the interest expense coverage ratio covenant as of March 31, 2018.  As a result of the foregoing, management determined a material adjustment was required to correct the classification of approximately $1 billion of the Company’s outstanding indebtedness under its senior secured credit facilities, net of unamortized debt financing costs, as current liabilities rather than noncurrent liabilities as of December 31, 2017. Additionally, the foregoing factors caused the Company to reassess factors that were known and knowable at the time the financial statements were issued on March 15, 2018. Such reassessment resulted in the Company concluding that substantial doubt regarding the Company’s ability to continue as a going concern existed as of December 31, 2017.

The Company expects to file an amendment to its 2017 Annual Report on Form 10-K, which will reflect restated results for the year-to-date period ended December 31, 2017, today May 4, 2018.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Additional Information and Where to Find It

In connection with the proposed transaction between Gener8 and Euronav, Gener8 and Euronav intend to file relevant materials with the SEC, including a Euronav registration statement on Form F-4 that includes a proxy statement of Gener8 and that also constitutes a prospectus of Euronav. The definitive proxy statement/prospectus will be delivered to shareholders of Gener8. INVESTORS AND SECURITY HOLDERS OF GENER8 AND EURONAV ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENER8, EURONAV AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Gener8 and Euronav through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gener8 (when available) will be available free of charge on Gener8’s internet website at www.gener8maritime.com. Copies of the documents filed with the SEC by Euronav (when available) will be available free of charge on Euronav’s internet website at www.euronav.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Gener8, Euronav, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Gener8 and Euronav shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC and other relevant documents to be filed with the SEC. Information about the directors and executive officers of Gener8 and Euronav is set forth in the proxy statement/prospectus, Gener8’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 30, 2018 and

Euronav’s Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 17, 2018. These documents will be available free of charge from the sources indicated above.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE:   May 4, 2018